UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 3, 2008

CONTANGO OIL & GAS COMPANY

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-16317	95-4079863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 BUFFALO SPEEDWAY, SUITE 960

HOUSTON, TEXAS 77098

(Address of principal executive offices)

(713) 960-1901

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 3, 2008, Contango Operators, Inc. (“COI”), a wholly owned subsidiary of Contango Oil & Gas Company (AMEX:MCF), purchased an additional 4.17% working interest and 3.33% net revenue interest in the Eugene Island 10 (“Dutch”) discovery and an additional average 4.56% working interest and 3.33% net revenue interest in the five State of Louisiana leases (collectively, “Mary Rose”) from two different companies for $100 million. The estimated proved reserves purchased were 21 billion cubic feet equivalent. The effective date of the transaction is January 1, 2008.

This purchase increases the Company’s working interest in Dutch to 47.05% (with a net revenue interest of 38.12%) and increases the Company’s average working interest in Mary Rose to 53.21% (with an average net revenue interest of 39.00%). All working interests and net revenue interests are now held directly by the Company. A portion was previously held by Republic Exploration LLC (“REX”), a partially-owned subsidiary of the Company, which has distributed to its members all its interests in the Dutch and Mary Rose discoveries.

On April 3, 2008, the members of REX entered into an Amended and Restated Limited Liability Company Agreement (the “REX LLC Agreement”), to be effective as of April 1, 2008, to, among other things, reallocate the members’ interests in REX to reflect the foregoing transactions. A copy of the REX LLC Agreement is filed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated herein by this reference.

In connection with the foregoing transactions, REX repaid in full all amounts owing by REX to a private investment firm under that certain Demand Promissory Note, dated December 26, 2006 (the “REX Demand Note”), and all security interests and other liens granted in favor of such private investment firm as security for the obligations under the REX Demand Note have been released and terminated.

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

ITEM 8.01.	OTHER EVENTS.

On April 8, 2008, the Company announced that its Board of Directors has authorized its financial advisor, Merrill Lynch & Co., to obtain proposals for the purchase of the Company’s Dutch and Mary Rose discoveries in the Gulf of Mexico. Any possible sale or restructuring is subject to mutually acceptable terms and conditions, mutually satisfactory documentation, the consent and approval of third parties and governmental authorities, the approval of the Company’s Board of Directors and, if necessary, the Company’s stockholders.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Subject to a request for waiver dated April 8, 2008, we will file audited statements of revenues and direct operating expenses, along with the oil and gas reserve disclosures, of the acquired properties for the fiscal years ended June 30, 2006 and 2007 and unaudited interim statements of revenues and direct operating expenses within the time prescribed by the applicable rules and regulations of the Securities and Exchange Commission.

(b)	Pro Forma Financial Information.

We will furnish the required pro forma financial information within the time prescribed by the applicable rules and regulations of the Securities and Exchange Commission.

(d)	Exhibits

Exhibit No.	Description of Document
10.1	Assignment of Operating Rights Interest between Juneau Exploration, LP and Contango Operators, Inc., dated as of April 3, 2008.

10.2	Partial Assignment of Oil and Gas Leases between Juneau Exploration, LP and Contango Operators, Inc., dated as of April 3, 2008.

10.3	Assignment of Operating Rights Interest between Juneau Exploration, LP and Contango Operators, Inc., dated as of April 3, 2008.

10.4	Assignment of Operating Rights Interest between Olympic Energy Partners, LLC and Contango Operators, Inc., dated as of April 3, 2008.

10.5	Partial Assignment of Oil and Gas Leases between Olympic Energy Partners, LLC and Contango Operators, Inc. dated as of April 3, 2008.

10.6	Assignment of Operating Rights Interest between Olympic Energy Partners, LLC and Contango Operators, Inc., dated as of April 3, 2008.

10.7	Amended and Restated Limited Liability Company Agreement of Republic Exploration LLC, dated April 1, 2008.

99.1	Press release dated April 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: April 9, 2008	By:	/s/ KENNETH R. PEAK
Kenneth R. Peak
Chairman and Chief Executive Officer